Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Nine Months Ended September 30, 2024.

WAUWATOSA, WI – 10/22/2024 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $4.7 million, or $0.26 per diluted share, for the quarter ended September 30, 2024 compared to net income of $3.3 million, or $0.16 per diluted share for the quarter ended September 30, 2023.  Net income per diluted share was $0.72 for the nine months ended September 30, 2024 compared to net income per diluted share of $0.46 for the nine months ended September 30, 2023.

"The Community Banking segment achieved growth in its loan and core deposit (excluding brokered deposits) balances,” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc. We continue to maintain strong asset quality metrics and remain in a net recovery position, resulting in a negative provision during the quarter. While the decrease in our wholesale borrowing rate during the quarter captures a portion of the benefit from the 50 bps cut in the Federal Funds rate during September, the competitive retail funding environment remains a headwind. The Mortgage Banking segment experienced a decrease in fundings; however, it remained profitable due in large part to our continued focus on cost control. Waterstone Financial, Inc. remained active in share repurchases and once again declared a dividend, as we are committed to shareholder returns."

Highlights of the Quarter Ended September 30, 2024

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $4.7 million for the quarter ended September 30, 2024, compared to net income of $3.3 million for the quarter ended September 30, 2023.
●	Consolidated return on average assets was 0.83% for the quarter ended September 30, 2024 compared to 0.58% for the quarter ended September 30, 2023.
●	Consolidated return on average equity was 5.55% for the quarter ended September 30, 2024 and 3.63% for the quarter ended September 30, 2023.
●	Dividends declared during the quarter ended September 30, 2024 totaled $0.15 per common share.
●	During the quarter ended September 30, 2024, we repurchased approximately 71,000 shares at a cost (including the federal excise tax) of $979,000, or $13.75 per share.
●	Nonperforming assets as a percentage of total assets was 0.25% at September 30, 2024, 0.25% at June 30, 2024, and 0.20% at September 30, 2023.
●	Past due loans as a percentage of total loans was 0.63% at September 30, 2024, 0.76% at June 30, 2024, and 0.53% at September 30, 2023.
●	Book value per share was $17.58 at September 30, 2024 and $16.94 at December 31, 2023.

Community Banking Segment

●	Pre-tax income totaled $5.6 million for the quarter ended September 30, 2024, which represents a $14,000, or 0.2%, decrease compared to $5.7 million for the quarter ended September 30, 2023.
●	Net interest income totaled $12.3 million for the quarter ended September 30, 2024, which represents a $181,000, or 1.5%, decrease compared to $12.4 million for the quarter ended September 30, 2023.
●	Average loans held for investment totaled $1.69 billion during the quarter ended September 30, 2024, which represents an increase of $60.9 million, or 3.7%, compared to $1.63 billion for the quarter ended September 30, 2023. The increase was primarily due to increases in the construction, commercial real estate, and over four family mortgages. Average loans held for investment increased $19.7 million compared to $1.67 billion for the quarter ended June 30, 2024. The increase was primarily due to increases in construction and over four family mortgages.
●	Net interest margin decreased 13 basis points to 2.13% for the quarter ended September 30, 2024 compared to 2.26% for the quarter ended September 30, 2023, which was a result of an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates. Net interest margin increased 12 basis points compared to 2.01% for the quarter ended June 30, 2024, primarily driven by an increase in weighted average yield on loans receivable and held for sale.
●	Past due loans at the community banking segment totaled $8.0 million at September 30, 2024, $9.3 million at June 30, 2024, and $6.7 million at September 30, 2023.

●

The segment had a negative provision for credit losses related to funded loans of $218,000 for the quarter ended September 30, 2024 compared to a provision for credit losses related to funded loans of $206,000 for the quarter ended September 30, 2023.  The current quarter decrease was primarily due to a decrease in historical loss rates, net recoveries for the period, and improvements in certain internal asset quality metrics offset by an adjustment in the qualitative factors primarily related to increases in economic risks related to commercial real estate loans during the quarter. The negative provision for credit losses related to unfunded loan commitments was $84,000 for the quarter ended September 30, 2024 compared to a provision for credit losses related to unfunded loan commitments of $239,000 for the quarter ended September 30, 2023. The negative provision for credit losses related to unfunded loan commitments for the quarter ended September 30, 2024 was due primarily to a decrease of loans that are currently waiting to be funded compared to the prior quarter end.

●	The efficiency ratio, a non-GAAP ratio, was 60.35% for the quarter ended September 30, 2024, compared to 54.43% for the quarter ended September 30, 2023.
●	Average deposits (excluding escrow accounts) totaled $1.25 billion during the quarter ended September 30, 2024, an increase of $47.9 million, or 4.0%, compared to $1.20 billion during the quarter ended September 30, 2023. Average deposits increased $27.6 million, or 9.1% annualized, compared to $1.22 billion for the quarter ended June 30, 2024. The increases were primarily due to an increase in certificates of deposit balances. The segment had $2.0 million in brokered certificate of deposits at September 30, 2024.

Mortgage Banking Segment

●	Pre-tax income totaled $144,000 for the quarter ended September 30, 2024, compared to $2.1 million of pre-tax loss for the quarter ended September 30, 2023.
●	Loan originations decreased $38.8 million, or 6.5%, to $558.7 million during the quarter ended September 30, 2024, compared to $597.6 million during the quarter ended September 30, 2023. Origination volume relative to purchase activity accounted for 88.9% of originations for the quarter ended September 30, 2024 compared to 95.4% of total originations for the quarter ended September 30, 2023.
●	Mortgage banking non-interest income decreased $66,000, or 0.3%, to $21.4 million for the quarter ended September 30, 2024, compared to $21.5 million for the quarter ended September 30, 2023.
●	Gross margin on loans sold totaled 3.83% for the quarter ended September 30, 2024, compared to 3.62% for the quarter ended September 30, 2023.
●	Total compensation, payroll taxes and other employee benefits decreased $1.3 million, or 7.3%, to $15.9 million during the quarter ended September 30, 2024 compared to $17.2 million during the quarter ended September 30, 2023. The decrease primarily related to decreased salary expense and incentives expense driven by reduced employee headcount and a decrease in new branches added over the past year.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2024	2023	2024	2023
	(In Thousands, except per share amounts)
Interest income:
Loans	$26,590	$23,825	$76,675	$65,860
Mortgage-related securities	1,137	1,060	3,360	2,972
Debt securities, federal funds sold and short-term investments	1,464	1,492	4,081	3,682
Total interest income	29,191	26,377	84,116	72,514
Interest expense:
Deposits	10,477	7,442	29,163	17,485
Borrowings	7,197	6,946	21,620	16,570
Total interest expense	17,674	14,388	50,783	34,055
Net interest income	11,517	11,989	33,333	38,459
Provision (credit) for credit losses	(377)	445	(535)	1,091
Net interest income after provision (credit) for loan losses	11,894	11,544	33,868	37,368
Noninterest income:
Service charges on loans and deposits	545	450	1,434	1,491
Increase in cash surrender value of life insurance	410	334	1,562	1,373
Mortgage banking income	21,294	21,172	66,200	59,856
Other	303	274	1,101	1,589
Total noninterest income	22,552	22,230	70,297	64,309
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	21,017	21,588	62,655	64,035
Occupancy, office furniture, and equipment	1,857	1,993	5,994	6,302
Advertising	926	916	2,827	2,749
Data processing	1,297	1,229	3,745	3,441
Communications	232	243	698	719
Professional fees	569	745	2,070	1,779
Real estate owned	-	1	14	3
Loan processing expense	697	722	2,604	2,672
Other	1,965	2,584	5,762	8,350
Total noninterest expenses	28,560	30,021	86,369	90,050
Income before income taxes	5,886	3,753	17,796	11,627
Income tax expense	1,158	500	4,318	2,212
Net income	$4,728	$3,253	$13,478	$9,415
Income per share:
Basic	$0.26	$0.16	$0.72	$0.46
Diluted	$0.26	$0.16	$0.72	$0.46
Weighted average shares outstanding:
Basic	18,350	19,998	18,631	20,420
Diluted	18,445	20,022	18,677	20,473

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$35,770	$30,667
Federal funds sold	5,359	5,493
Interest-earning deposits in other financial institutions and other short term investments	278	261
Cash and cash equivalents	41,407	36,421
Securities available for sale (at fair value)	213,164	204,907
Loans held for sale (at fair value)	155,846	164,993
Loans receivable	1,695,403	1,664,215
Less: Allowance for credit losses ("ACL") - loans	18,198	18,549
Loans receivable, net	1,677,205	1,645,666

Office properties and equipment, net	19,450	19,995
Federal Home Loan Bank stock (at cost)	21,681	20,880
Cash surrender value of life insurance	69,601	67,859
Real estate owned, net	145	254
Prepaid expenses and other assets	45,837	52,414
Total assets	$2,244,336	$2,213,389

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$180,449	$187,107
Money market and savings deposits	279,188	273,233
Time deposits	804,204	730,284
Total deposits	1,263,841	1,190,624

Borrowings	560,127	611,054
Advance payments by borrowers for taxes	27,847	6,607
Other liabilities	50,519	61,048
Total liabilities	1,902,334	1,869,333

Shareholders' equity:
Preferred stock	-	-
Common stock	194	203
Additional paid-in capital	92,789	103,908
Retained earnings	274,748	269,606
Unearned ESOP shares	(10,979)	(11,869)
Accumulated other comprehensive loss, net of taxes	(14,750)	(17,792)
Total shareholders' equity	342,002	344,056
Total liabilities and shareholders' equity	$2,244,336	$2,213,389

Share Information
Shares outstanding	19,457	20,315
Book value per share	$17.58	$16.94

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$11,517	$10,679	$11,137	$11,756	$11,989
Provision (credit) for credit losses	(377)	(225)	67	(435)	445
Total noninterest income	22,552	26,497	21,248	16,876	22,230
Total noninterest expense	28,560	30,259	27,550	29,662	30,021
Income (loss) before income taxes (benefit)	5,886	7,142	4,768	(595)	3,753
Income tax expense (benefit)	1,158	1,430	1,730	(555)	500
Net income (loss)	$4,728	$5,712	$3,038	$(40)	$3,253
Income (loss) per share – basic	$0.26	$0.31	$0.16	$(0.00)	$0.16
Income (loss) per share – diluted	$0.26	$0.31	$0.16	$(0.00)	$0.16
Dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15

Performance Ratios (annualized):
Return on average assets - QTD	0.83%	1.02%	0.56%	-0.01%	0.58%
Return on average equity - QTD	5.55%	6.84%	3.56%	-0.05%	3.63%
Net interest margin - QTD	2.13%	2.01%	2.15%	2.25%	2.26%

Return on average assets - YTD	0.81%	0.79%	0.56%	0.44%	0.59%
Return on average equity - YTD	5.30%	5.17%	3.56%	2.62%	3.46%
Net interest margin - YTD	2.09%	2.08%	2.15%	2.46%	2.53%

Asset Quality Ratios:
Past due loans to total loans	0.63%	0.76%	0.64%	0.68%	0.53%
Nonaccrual loans to total loans	0.32%	0.33%	0.29%	0.29%	0.25%
Nonperforming assets to total assets	0.25%	0.25%	0.23%	0.23%	0.20%
Allowance for credit losses - loans to loans receivable	1.07%	1.10%	1.11%	1.11%	1.12%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,870,627	$1,859,608	$1,805,102	$1,797,988	$1,797,233
Mortgage related securities	170,221	171,895	172,077	172,863	174,202
Debt securities, federal funds sold and short term investments	115,270	107,992	110,431	106,504	132,935
Total interest-earning assets	2,156,118	2,139,495	2,087,610	2,077,355	2,104,370
Noninterest-earning assets	104,600	104,019	103,815	105,073	105,714
Total assets	$2,260,718	$2,243,514	$2,191,425	$2,182,428	$2,210,084

Interest-bearing liabilities
Demand accounts	$89,334	$91,300	$87,393	$91,868	$90,623
Money market, savings, and escrow accounts	304,116	293,483	281,171	302,121	306,806
Certificates of deposit	786,228	758,252	739,543	735,418	719,708
Total interest-bearing deposits	1,179,678	1,143,035	1,108,107	1,129,407	1,117,137
Borrowings	600,570	622,771	602,724	549,210	584,764
Total interest-bearing liabilities	1,780,248	1,765,806	1,710,831	1,678,617	1,701,901
Noninterest-bearing demand deposits	91,532	93,637	92,129	102,261	106,042
Noninterest-bearing liabilities	49,787	48,315	45,484	56,859	46,805
Total liabilities	1,921,567	1,907,758	1,848,444	1,837,737	1,854,748
Equity	339,151	335,756	342,981	344,691	355,336
Total liabilities and equity	$2,260,718	$2,243,514	$2,191,425	$2,182,428	$2,210,084

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.65%	5.54%	5.46%	5.36%	5.26%
Mortgage related securities	2.66%	2.63%	2.57%	2.48%	2.41%
Debt securities, federal funds sold and short term investments	5.05%	4.82%	4.82%	4.94%	4.45%
Total interest-earning assets	5.39%	5.27%	5.18%	5.10%	4.97%

Demand accounts	0.11%	0.11%	0.11%	0.11%	0.11%
Money market and savings accounts	1.94%	1.89%	1.79%	1.64%	1.54%
Certificates of deposit	4.54%	4.41%	4.19%	3.76%	3.43%
Total interest-bearing deposits	3.53%	3.42%	3.26%	2.90%	2.64%
Borrowings	4.77%	4.92%	4.54%	4.83%	4.71%
Total interest-bearing liabilities	3.95%	3.95%	3.71%	3.53%	3.35%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$12,250	$11,234	$11,598	$12,056	$12,431
Provision (credit) for credit losses	(302)	(279)	105	(550)	445
Total noninterest income	1,227	1,491	990	894	966
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,326	5,116	5,360	5,397	4,618
Occupancy, office furniture and equipment	904	983	1,000	916	852
Advertising	311	229	174	363	200
Data processing	720	687	693	626	672
Communications	80	72	65	75	70
Professional fees	190	177	208	186	176
Real estate owned	-	1	13	1	1
Loan processing expense	-	-	-	-	-
Other	602	672	691	628	703
Total noninterest expense	8,133	7,937	8,204	8,192	7,292
Income before income taxes	5,646	5,067	4,279	5,308	5,660
Income tax expense	941	718	1,639	1,234	1,121
Net income	$4,705	$4,349	$2,640	$4,074	$4,539

Efficiency ratio - QTD (non-GAAP)	60.35%	62.37%	65.17%	63.26%	54.43%
Efficiency ratio - YTD (non-GAAP)	62.58%	63.77%	65.17%	56.86%	54.94%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest loss	$(760)	$(552)	$(541)	$(367)	$(550)
Provision (credit) for credit losses	(75)	54	(38)	115	-
Total noninterest income	21,386	25,081	20,328	16,028	21,452
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	15,930	16,886	14,756	14,881	17,186
Occupancy, office furniture and equipment	953	1,046	1,108	1,105	1,141
Advertising	615	758	740	667	716
Data processing	570	549	508	583	551
Communications	152	168	161	194	173
Professional fees	379	569	520	704	564
Real estate owned	-	-	-	-	-
Loan processing expense	697	861	1,046	756	722
Other	1,261	1,641	617	2,701	1,935
Total noninterest expense	20,557	22,478	19,456	21,591	22,988
Income (loss) before income taxes (benefit)	144	1,997	369	(6,045)	(2,086)
Income tax expense (benefit)	194	684	71	(1,827)	(657)
Net (loss) income	$(50)	$1,313	$298	$(4,218)	$(1,429)

Efficiency ratio - QTD (non-GAAP)	99.67%	91.64%	98.33%	137.86%	109.98%
Efficiency ratio - YTD (non-GAAP)	96.23%	94.62%	98.33%	116.99%	111.63%

Loan originations	$558,729	$634,109	$485,109	$458,363	$597,562
Purchase	88.9%	92.7%	93.0%	95.7%	95.4%
Refinance	11.1%	7.3%	7.0%	4.3%	4.6%
Gross margin on loans sold(1)	3.83%	3.93%	4.10%	3.51%	3.62%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations